Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Third Quarter Results

•Revenue of $4.2 billion, growth of 16%
•Parts & Service gross profit growth of 16%
•Same store SG&A as a percentage of gross profit of 64.5%; same store adjusted SG&A as a percentage of gross profit, a non-GAAP measure, of 63.8%
•Sequential improvement in SG&A as a percentage of gross profit of 25 bps and adjusted SG&A as a percentage of gross profit, a non-GAAP measure, of 39 bps
•EPS of $6.37 per diluted share; adjusted EPS, a non-GAAP measure, of $6.35 per diluted share
•Estimated EPS impact of $0.39 - $0.43 due to stop sale orders for certain vehicle models (estimated lost sales of nearly 1,200 new units) and lost business from Hurricane Helene
•Repurchased approximately 394,000 shares for $89 million

DULUTH, GA. (October 29, 2024) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported third quarter 2024 net income of $126 million ($6.37 per diluted share), a decrease of 25% from $169 million ($8.19 per diluted share) in third quarter 2023. The Company reported third quarter 2024 adjusted net income, a non-GAAP measure, of $126 million ($6.35 per diluted share), a decrease of 25% from $168 million ($8.12 per diluted share) in third quarter 2023.

“Against the backdrop of normalizing inventory levels, certain brand challenges and a hurricane, I am proud of the way our team members rose to the challenge delivering sequential improvements in many of our key operating metrics,” said David Hult, Asbury’s President and Chief Executive Officer. “We were also pleased with the progress in our Parts & Service operations, and in particular the strength we saw in Customer Pay - the largest and most profitable portion of this business. Our SG&A costs declined sequentially, and we executed against our strategic capital allocation framework, repurchasing nearly 400,000 shares in the quarter.”

The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.

Adjusted net income for third quarter 2024 excludes, net of tax, net gain on divestitures of $3 million ($0.14 per diluted share), and losses related to hail damage of $2 million ($0.11 per diluted share).

Adjusted net income for third quarter 2023 excludes, net of tax, a $3 million ($0.13 per diluted share) gain on sale of real estate and $1 million ($0.06 per diluted share) of professional fees related to the acquisition of the Jim Koons Automotive Companies.

Third Quarter 2024 Operational Summary

Total Company vs. 3rd Quarter 2023:

•Revenue of $4.2 billion, increase of 16%
•Gross profit of $718 million, increase of 7%
•Gross margin decreased 142 bps to 16.9%
•New vehicle unit volume increase of 16%; new vehicle revenue increase of 16%; new vehicle gross profit decrease of 11%
•Used vehicle retail unit volume increase of 16%; used vehicle retail revenue increase of 13%; used vehicle retail gross profit decrease of 6%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,141, decrease of 3%
•Parts and service revenue increase of 13%; gross profit increase of 16%
•SG&A as a percentage of gross profit of 65.0%
•Adjusted SG&A as a percentage of gross profit of 64.4%
•Operating margin of 5.5%
•Adjusted operating margin of 5.6%

Same Store vs. 3rd Quarter 2023:

•Revenue of $3.5 billion, decrease of 2%
•Gross profit of $612 million, decrease of 8%
•Gross margin decreased 111 bps to 17.3%
•New vehicle unit volume decrease of 1%; new vehicle revenue flat to prior year period; new vehicle gross profit decrease of 24%
•Used vehicle retail unit volume decrease of 6%; used vehicle retail revenue decrease of 8%; used vehicle retail gross profit decrease of 21%
•F&I PVR of $2,111, decrease of 5%
•Parts and service revenue increase of 1%; gross profit increase of 4%
•SG&A as a percentage of gross profit of 64.5%
•Adjusted SG&A as a percentage of gross profit of 63.8%
•Operating margin of 5.7%
•Adjusted operating margin of 5.8%

Liquidity and Leverage

As of September 30, 2024, the Company had cash and floorplan offset accounts of $202 million (which excludes $56 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $566 million for a total of $768 million in liquidity. The Company’s transaction adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.9x at quarter end.

Share Repurchases
The Company repurchased approximately 394,000 shares for $89 million during the third quarter 2024. Year-to-date through October 28, 2024, the Company has repurchased approximately 830,000 shares for $183 million. As of October 28, 2024, the Company had approximately $276 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the third quarter results will be provided during the earnings conference call on Tuesday, October 29, 2024, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13749524
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of September 30, 2024, Asbury operated 153 new vehicle dealerships, consisting of 202 franchises and representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, natural disasters including Hurricane Helene and Hurricane Milton, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.
Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends.

Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition. For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe that the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.
The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
REVENUE:
New vehicle	$2,163.5	$1,861.9	16%	$6,392.6	$5,572.2	15%
Used vehicle:
Retail	1,148.5	1,016.8	13%	3,507.0	3,051.8	15%
Wholesale	146.2	94.9	54%	452.6	293.8	54%
Total used vehicle	1,294.7	1,111.7	16%	3,959.6	3,345.6	18%
Parts and service	593.1	526.5	13%	1,764.3	1,568.2	13%
Finance and insurance, net	185.4	166.1	12%	567.5	505.0	12%
TOTAL REVENUE	4,236.7	3,666.2	16%	12,684.1	10,991.0	15%
COST OF SALES:
New vehicle	2,013.1	1,693.6	19%	5,924.4	5,040.1	18%
Used vehicle:
Retail	1,092.4	957.0	14%	3,329.6	2,855.5	17%
Wholesale	142.9	92.6	54%	437.7	280.1	56%
Total used vehicle	1,235.3	1,049.6	18%	3,767.3	3,135.6	20%
Parts and service	256.0	235.3	9%	753.2	702.9	7%
Finance and insurance	14.2	14.1	1%	40.5	29.6	37%
TOTAL COST OF SALES	3,518.6	2,992.7	18%	10,485.3	8,908.2	18%
GROSS PROFIT	718.0	673.5	7%	2,198.8	2,082.8	6%
OPERATING EXPENSES:
Selling, general, and administrative	466.5	391.7	19%	1,411.6	1,203.3	17%
Depreciation and amortization	18.9	17.0	11%	55.8	50.5	10%
Asset impairments	—	—	—%	135.4	—	—%
INCOME FROM OPERATIONS	232.7	264.7	(12)%	596.0	829.0	(28)%
OTHER EXPENSES:
Floor plan interest expense	22.3	—	—%	66.1	1.5	NM
Other interest expense, net	45.7	38.7	18%	134.9	115.3	17%
Gain on dealership divestitures	(5.0)	—	—%	(8.6)	(13.5)	(36)%
Total other expenses, net	63.0	38.7	63%	192.4	103.3	86%
INCOME BEFORE INCOME TAXES	169.7	226.0	(25)%	403.6	725.7	(44)%
Income tax expense	43.4	56.8	(24)%	102.1	178.7	(43)%
NET INCOME	$126.3	$169.2	(25)%	$301.5	$547.0	(45)%
EARNINGS PER SHARE:
Basic—
Net income	$6.40	$8.22	(22)%	$15.03	$26.02	(42)%
Diluted—
Net income	$6.37	$8.19	(22)%	$14.99	$25.91	(42)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.7	20.6		20.1	21.0
Restricted stock	0.1	0.1		—	0.1
Performance share units	—	—		0.1	—
Diluted	19.8	20.7		20.1	21.1
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	September 30, 2024	December 31, 2023	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$60.3	$45.7	$14.6	32%
Inventory, net (a)	2,030.8	1,768.3	262.5	15%
Total current assets	3,104.5	3,057.1	47.4	2%
Floor plan notes payable	1,486.0	1,785.7	(299.8)	(17)%
Total current liabilities	2,594.2	2,875.7	(281.5)	(10)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,382.8	$3,206.2	$176.7	6%
Shareholders' equity	3,362.4	3,244.1	118.3	4%
Total	$6,745.2	$6,450.3	$294.9	5%
_____________________________
(a) Excluding $47.9 million and $84.5 million of inventory classified as assets held for sale as of September 30, 2024 and December 31, 2023, respectively.

	September 30, 2024	December 31, 2023	September 30, 2023
Days Supply
New vehicle inventory	63	43	36
Used vehicle inventory	38	32	29
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended September 30,
	2024	2023
Luxury
Lexus	10%	10%
Mercedes-Benz	7%	8%
BMW	2%	3%
Land Rover	2%	2%
Porsche	2%	2%
Acura	1%	2%
Other luxury	4%	5%
Total luxury	30%	31%
Imports
Toyota	19%	18%
Honda	9%	10%
Hyundai	5%	4%
Nissan	2%	3%
Subaru	2%	2%
Kia	2%	2%
Other imports	2%	1%
Total imports	41%	41%
Domestic
Ford	13%	10%
Chrysler, Dodge, Jeep, Ram	8%	12%
Chevrolet, Buick, GMC	8%	6%
Total domestic	29%	28%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended September 30,
	2024	2023
Revenue mix
New vehicle	51.1%	50.8%
Used vehicle retail	27.1%	27.7%
Used vehicle wholesale	3.5%	2.6%
Parts and service	14.0%	14.4%
Finance and insurance, net	4.4%	4.5%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	20.9%	25.0%
Used vehicle retail	7.8%	8.9%
Used vehicle wholesale	0.5%	0.3%
Parts and service	46.9%	43.2%
Finance and insurance, net	23.8%	22.6%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Revenue
New vehicle	$2,163.5	$1,861.9	16%	$6,392.6	$5,572.2	15%
Used vehicle:
Retail	1,148.5	1,016.8	13%	3,507.0	3,051.8	15%
Wholesale	146.2	94.9	54%	452.6	293.8	54%
Total used vehicle	1,294.7	1,111.7	16%	3,959.6	3,345.6	18%
Parts and service	593.1	526.5	13%	1,764.3	1,568.2	13%
Finance and insurance, net	185.4	166.1	12%	567.5	505.0	12%
Total revenue	$4,236.7	$3,666.2	16%	$12,684.1	$10,991.0	15%
Gross profit
New vehicle	$150.4	$168.3	(11)%	$468.3	$532.1	(12)%
Used vehicle:
Retail	56.1	59.8	(6)%	177.4	196.2	(10)%
Wholesale	3.3	2.3	45%	14.9	13.7	9%
Total used vehicle	59.4	62.1	(4)%	192.3	210.0	(8)%
Parts and service	337.1	291.1	16%	1,011.1	865.3	17%
Finance and insurance, net	171.2	152.0	13%	527.0	475.4	11%
Total gross profit	$718.0	$673.5	7%	$2,198.8	$2,082.8	6%
Unit sales
New vehicle:
Luxury	8,951	8,150	10%	26,248	25,504	3%
Import	22,500	19,659	14%	66,650	57,015	17%
Domestic	11,156	9,037	23%	33,065	27,093	22%
Total new vehicle	42,607	36,846	16%	125,963	109,612	15%
Used vehicle retail	37,347	32,117	16%	115,370	96,729	19%
Used to new ratio	87.7%	87.2%		91.6%	88.2%
Average selling price
New vehicle	$50,778	$50,531	—%	$50,750	$50,836	—%
Used vehicle retail	$30,751	$31,660	(3)%	$30,398	$31,550	(4)%
Average gross profit per unit
New vehicle:
Luxury	$6,906	$7,553	(9)%	$6,982	$7,975	(12)%
Import	2,508	3,458	(27)%	2,638	3,584	(26)%
Domestic	2,881	4,286	(33)%	3,302	4,592	(28)%
Total new vehicle	3,529	4,567	(23)%	3,718	4,855	(23)%
Used vehicle retail	1,501	1,861	(19)%	1,538	2,029	(24)%
Finance and insurance	2,141	2,204	(3)%	2,184	2,304	(5)%
Front end yield (1)	4,723	5,511	(14)%	4,859	5,834	(17)%
Gross margin
Total new vehicle	7.0%	9.0%	(209) bps	7.3%	9.5%	(222) bps
Used vehicle retail	4.9%	5.9%	(100) bps	5.1%	6.4%	(137) bps
Parts and service	56.8%	55.3%	154 bps	57.3%	55.2%	213 bps
Total gross profit margin	16.9%	18.4%	(142) bps	17.3%	19.0%	(162) bps
Operating expenses
Selling, general, and administrative	$466.5	$391.7	19%	$1,411.6	$1,203.3	17%
Adjusted selling, general, and administrative	$462.5	$393.5	18%	$1,404.6	$1,202.7	17%
SG&A as a % of gross profit	65.0%	58.2%	680 bps	64.2%	57.8%	643 bps
Adjusted SG&A as a % of gross profit	64.4%	58.4%	598 bps	63.9%	57.7%	614 bps
Income from operations as a % of revenue	5.5%	7.2%	(173) bps	4.7%	7.5%	(284) bps
Income from operations as a % of gross profit	32.4%	39.3%	(690) bps	27.1%	39.8%	(1,270) bps
Adjusted income from operations as a % of revenue	5.6%	7.2%	(159) bps	5.8%	7.5%	(173) bps
Adjusted income from operations as a % of gross profit	33.0%	39.0%	(608) bps	33.6%	39.8%	(625) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Revenue
New vehicle	$1,834.1	$1,841.7	—%	$5,368.7	$5,501.4	(2)%
Used vehicle:
Retail	921.0	1,005.6	(8)%	2,795.3	3,000.9	(7)%
Wholesale	104.4	92.4	13%	333.8	283.9	18%
Total used vehicle	1,025.4	1,098.1	(7)%	3,129.0	3,284.8	(5)%
Parts and service	524.7	519.1	1%	1,547.5	1,542.5	—%
Finance and insurance, net	152.7	165.0	(7)%	463.8	500.4	(7)%
Total revenue	$3,536.9	$3,623.9	(2)%	$10,509.0	$10,829.2	(3)%
Gross profit
New vehicle	$126.2	$167.0	(24)%	$391.5	$526.8	(26)%
Used vehicle:
Retail	46.4	59.1	(21)%	145.7	193.0	(24)%
Wholesale	2.3	2.4	(3)%	9.6	13.9	(31)%
Total used vehicle	48.8	61.5	(21)%	155.4	207.0	(25)%
Parts and service	298.1	287.5	4%	889.0	852.2	4%
Finance and insurance, net	138.5	150.9	(8)%	423.3	470.9	(10)%
Total gross profit	$611.5	$666.8	(8)%	$1,859.1	$2,056.8	(10)%
Unit sales
New vehicle:
Luxury	8,730	8,184	7%	25,423	25,405	—%
Import	19,421	19,198	1%	56,103	55,661	1%
Domestic	7,780	8,929	(13)%	23,559	26,806	(12)%
Total new vehicle	35,931	36,311	(1)%	105,085	107,872	(3)%
Used vehicle retail	29,668	31,665	(6)%	91,167	94,604	(4)%
Used to new ratio	82.6%	87.2%		86.8%	87.7%
Average selling price
New vehicle	$51,044	$50,719	1%	$51,089	$50,999	—%
Used vehicle retail	$31,044	$31,759	(2)%	$30,661	$31,720	(3)%
Average gross profit per unit
New vehicle:
Luxury	$7,003	$7,529	(7)%	$7,066	$7,966	(11)%
Import	2,305	3,486	(34)%	2,419	3,609	(33)%
Domestic	2,606	4,306	(39)%	3,231	4,608	(30)%
Total new vehicle	3,512	4,599	(24)%	3,725	4,883	(24)%
Used vehicle retail	1,566	1,866	(16)%	1,599	2,040	(22)%
Finance and insurance	2,111	2,219	(5)%	2,157	2,325	(7)%
Front end yield (1)	4,743	5,545	(14)%	4,894	5,880	(17)%
Gross margin
Total new vehicle	6.9%	9.1%	(219) bps	7.3%	9.6%	(228) bps
Used vehicle retail	5.0%	5.9%	(83) bps	5.2%	6.4%	(122) bps
Parts and service	56.8%	55.4%	144 bps	57.4%	55.2%	220 bps
Total gross profit margin	17.3%	18.4%	(111) bps	17.7%	19.0%	(130) bps
Operating expenses
Selling, general, and administrative	$394.3	$386.2	2%	$1,185.5	$1,181.8	—%
Adjusted selling, general, and administrative	$390.3	$389.7	—%	$1,178.4	$1,182.9	—%
SG&A as a % of gross profit	64.5%	57.9%	657 bps	63.8%	57.5%	631 bps
Adjusted SG&A as a % of gross profit	63.8%	58.4%	538 bps	63.4%	57.5%	587 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$2,163.5	$—	$2,163.5	$1,861.9	$—	$1,861.9
Used	1,294.7	—	1,294.7	1,111.7	—	1,111.7
Parts and service	603.3	(10.2)	593.1	535.4	(9.0)	526.5
Finance and insurance, net	149.0	36.4	185.4	129.9	36.2	166.1
Total revenue	$4,210.5	$26.2	$4,236.7	$3,638.9	$27.3	$3,666.2
Cost of sales
New	$2,013.1	$—	$2,013.1	$1,693.6	$—	$1,693.6
Used	1,235.3	—	1,235.3	1,049.6	—	1,049.6
Parts and service	266.2	(10.2)	256.0	240.2	(4.9)	235.3
Finance and insurance	—	14.2	14.2	—	14.1	14.1
Total cost of sales	$3,514.6	$4.0	$3,518.6	$2,983.4	$9.2	$2,992.7
Gross profit
New	$150.4	$—	$150.4	$168.3	$—	$168.3
Used	59.4	—	59.4	62.1	—	62.1
Parts and service	337.1	—	337.1	295.2	(4.1)	291.1
Finance and insurance, net	149.0	22.2	171.2	129.9	22.1	152.0
Total gross profit	$695.9	$22.2	$718.0	$655.5	$18.0	$673.5
Selling, general and administrative	$469.2	$(2.7)	$466.5	$396.4	$(4.7)	$391.7
Income from operations	$214.7	$17.9	$232.7	$244.9	$19.8	$264.7

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$6,392.6	$—	$6,392.6	$5,572.2	$—	$5,572.2
Used	3,959.6	—	3,959.6	3,345.6	—	3,345.6
Parts and service	1,794.0	(29.7)	1,764.3	1,594.6	(26.4)	1,568.2
Finance and insurance, net	462.7	104.8	567.5	401.7	103.3	505.0
Total revenue	$12,609.0	$75.1	$12,684.1	$10,914.0	$76.9	$10,991.0
Cost of sales
New	$5,924.4	$—	$5,924.4	$5,040.1	$—	$5,040.1
Used	3,767.3	—	3,767.3	3,135.6	—	3,135.6
Parts and service	782.9	(29.7)	753.2	717.3	(14.4)	702.9
Finance and insurance	—	40.5	40.5	—	29.6	29.6
Total cost of sales	$10,474.5	$10.8	$10,485.3	$8,893.0	$15.2	$8,908.2
Gross profit
New	$468.3	$—	$468.3	$532.1	$—	$532.1
Used	192.3	—	192.3	210.0	—	210.0
Parts and service	1,011.1	—	1,011.1	877.3	(12.0)	865.3
Finance and insurance, net	462.7	64.3	527.0	401.7	73.8	475.4
Total gross profit	$2,134.5	$64.3	$2,198.8	$2,021.0	$61.8	$2,082.8
Selling, general, and administrative	$1,422.2	$(10.6)	$1,411.6	$1,219.9	$(16.6)	$1,203.3
Income from operations	$537.0	$59.0	$596.0	$758.3	$70.7	$829.0

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	June 30, 2024
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,382.8	$3,601.3
Cash and floor plan offset			(257.5)	(478.6)
TCA cash			55.6	14.7
Availability under our used vehicle floor plan facility			(310.3)	(286.1)
Adjusted long-term net debt			$2,870.6	$2,851.2

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$126.3	$169.2	$357.1	$400.0

Depreciation and amortization	18.9	17.0	73.0	71.1
Income tax expense	43.4	56.8	122.2	135.5
Swap and other interest expense	45.7	38.7	176.1	169.1
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$234.3	$281.8	$728.3	$775.7

Non-core items - expense (income):
Gain on dealership divestitures	$(5.0)	$—	$(8.6)	$(3.6)
Gain on sale of real estate	—	(3.6)	—	(3.6)
Legal settlement	—	—	(1.0)	—
Asset impairments	—	—	252.6	252.6
Professional fees associated with acquisition	—	1.8	2.4	4.1
Fixed assets write-off	—	—	1.1	1.1
Hail damage	4.0	—	5.3	3.1
Total non-core items	(1.0)	(1.8)	251.7	253.7

Adjusted EBITDA	$233.3	$280.0	$980.0	$1,029.5

Impact of dealership acquisitions and divestitures			$17.2	$26.6
Transaction adjusted EBITDA			$997.2	$1,056.1

Transaction adjusted net leverage ratio			2.9	2.7

	Three Months Ended September 30, 2024
	GAAP	Gain on dealership divestitures	Asset impairments	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$466.5	$—	$—	$(4.0)	$—	$462.5
Income from operations	$232.7	$—	$—	$4.0	$—	$236.7
Net income	$126.3	$(5.0)	$—	$4.0	$0.5	$125.8

Weighted average common share outstanding - diluted	19.8					19.8

Diluted EPS	$6.37	$(0.14)	$—	$0.11	$—	$6.35

SG&A as a % of gross profit	65.0%					64.4%
Income from operations as a % of revenue	5.5%					5.6%

	Three Months Ended September 30, 2023
	GAAP	Gain on sale of real estate	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$391.7	$3.6	$(1.8)	$—	$393.5
Income from operations	$264.7	$(3.6)	$1.8	$—	$262.9
Net income	$169.2	$(3.6)	$1.8	$0.5	$167.9

Weighted average common share outstanding - diluted	20.7				20.7

Diluted EPS	$8.19	$(0.13)	$0.06	$—	$8.12

SG&A as a % of gross profit	58.2%	—%	—%	—%	58.4%
Income from operations as a % of revenue	7.2%	—%	—%	—%	7.2%

	Nine Months Ended September 30, 2024
	GAAP	Gain on dealership divestitures	Asset impairments	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,411.6	$—	$—	$(7.1)	$—	$1,404.6
Income from operations	$596.0	$—	$135.4	$7.1	$—	$738.4
Net income	$301.5	$(8.6)	$135.4	$7.1	$(33.4)	$402.0

Weighted average common share outstanding - diluted	20.1					20.1

Diluted EPS	$14.99	$(0.32)	$5.05	$0.26	$—	$19.98

SG&A as a % of gross profit	64.2%					63.9%
Income from operations as a % of revenue	4.7%					5.8%

	Nine Months Ended September 30, 2023
	GAAP	Gain on dealership divestiture, net	Legal settlement	Hail damage	Gain on sale of real estate	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,203.3	$—	$1.9	$(4.3)	$3.6	$(1.8)	$—	$1,202.7
Income from operations	$829.0	$—	$(1.9)	$4.3	$(3.6)	$1.8	$—	$829.6
Net income	$547.0	$(13.5)	$(1.9)	$4.3	$(3.6)	$1.8	$3.2	$537.3

Weighted average common share outstanding - diluted	21.1							21.1

Diluted EPS	$25.91	$(0.48)	$(0.07)	$0.15	$(0.13)	$0.06	$—	$25.45

SG&A as a % of gross profit	57.8%	—%	—%	—%	—%	—%	—%	57.7%
Income from operations as a % of revenue	7.5%	—%	—%	—%	—%	—%	—%	7.5%

	Three Months Ended September 30, 2024
	GAAP	Hail damage	Non-GAAP adjusted
	(In millions)
Selling, general and administrative (Same Store)	$394.3	$(4.0)	$390.3

SG&A as a % of gross profit (Same Store)	64.5%		63.8%

	For the Nine Months Ended September 30,
	2024	2023
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$427.0	$239.8
Change in Floor Plan Notes Payable—Non-Trade, net	(70.6)	(2.8)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	175.9	233.7
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	(45.1)	42.9
Adjusted cash flow provided by operating activities	$487.2	$513.6